Exhibit 99.1

Alcon Agrees to Acquire STAAR Surgical

•	STAAR Surgical is a leader in refractive surgery using Implantable Collamer Lenses, offering solutions for moderate to high myopes

•	Acquisition of STAAR is complementary to Alcon’s laser vision correction business and is expected to be accretive in year two

•	Alcon to purchase all outstanding shares of STAAR for $28 per share in cash, valuing STAAR at approximately $1.5 billion in equity value

Ad Hoc Announcement Pursuant to Art. 53 LR

GENEVA and LAKE FOREST, CA, Aug 5, 2025 – Alcon (SIX/NYSE: ALC), the global leader in eye care dedicated to helping people see brilliantly, and STAAR Surgical Company (NASDAQ: STAA), the manufacturer of the Implantable Collamer® Lens (ICL), today announced the companies have entered into a definitive merger agreement through which Alcon intends to acquire STAAR. The acquisition includes the EVO family of lenses (EVO ICL™) for vision correction for patients with moderate to high myopia (nearsightedness), with or without astigmatism.

Under the terms of the agreement, Alcon will purchase all outstanding shares of STAAR common stock for $28 per share in cash, which represents approximately a 59% premium to STAAR’s 90-day Volume Weighted Average Price (VWAP) and a 51% premium to the closing price of STAAR common stock on August 4, 2025. The transaction represents a total equity value of approximately $1.5 billion.

“With the number of high myopes rising globally, the acquisition of STAAR enhances our ability to offer a leading surgical vision correction solution for those who are not ideal candidates for other refractive surgeries such as LASIK,” said David Endicott, CEO of Alcon. “This transaction will allow us to provide treatment options across the full spectrum of myopia—from contact lenses to surgical interventions—reinforcing our commitment to addressing the most significant needs in eye care.”

An estimated 50% of the world will be myopic by 2050 and today nearly 500 million people are considered high myopes.1

With its innovative design, the EVO family of ICLs are implantable lenses that address a wide range of vision correction needs, including myopia with and without astigmatism, through a minimally invasive procedure that is reversible. The EVO family of ICLs are implanted between the iris (the colored part of the eye) and the natural crystalline lens during a procedure that does not remove corneal tissue.

“We believe the transaction with Alcon represents the best path forward and provides the greatest value for STAAR shareholders,” said Stephen Farrell, CEO of STAAR. “As we’ve shared, fluctuating demand in China over the past two years has continued to create significant headwinds for STAAR as a standalone company. I’m proud of our team’s efforts to address recent challenges, but there is more work to do. As a significantly larger company, Alcon has the capabilities and scale to accelerate EVO ICL adoption and bring our innovative technology to more surgeons and patients worldwide.”

Dr. Elizabeth Yeu, Chair of the STAAR Board of Directors, said, “The STAAR Board is committed to maximizing value for shareholders. We have determined that this carefully negotiated transaction is in the best interest of STAAR shareholders as it delivers immediate and certain value at a significant premium, value that exceeds what we believe could be achieved under STAAR’s standalone strategy.”

The transaction is not subject to a financing condition. Alcon intends to finance the transaction through the issuance of short- and long-term credit facilities.

The transaction is anticipated to close in approximately six to 12 months, subject to customary closing conditions, including regulatory approval and approval by STAAR’s shareholders. The transaction is expected to be accretive to earnings in year two.

The Boards of Directors of Alcon and STAAR have each unanimously approved the transaction.

Morgan Stanley & Co. LLC is serving as financial advisor to Alcon, and Gibson, Dunn & Crutcher LLP is serving as legal advisor to Alcon. Citi is serving as the exclusive financial advisor to STAAR, and Wachtell, Lipton, Rosen & Katz is serving as legal advisor to STAAR.

As previously announced, STAAR will release financial results for its second quarter that ended June 27, 2025, on Wednesday, August 6, 2025, after the market close. Given the pending acquisition by Alcon, STAAR will not host a conference call in conjunction with earnings.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the potential transaction between Alcon and STAAR and the expected timing, impacts and benefits thereof, Alcon’s and STAAR’s business strategies, performance, market adoption and estimates of market size. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions.

Forward-looking statements are based on Alcon’s and STAAR’s management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions. The following factors could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) the proposed merger may not be completed in a timely manner or at all, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect STAAR or the expected benefits of the proposed merger or that the approval of STAAR’s stockholders is not obtained; (ii) the failure to realize the anticipated benefits of the proposed merger; (iii) the possibility that competing offers or acquisition proposals for STAAR will be made; (iv) risks that third parties and/or STAAR stockholders may oppose consummation of the proposed merger on the proposed terms or at all; (v) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger, including in circumstances which would require either party to pay a termination fee; (vii) the effect of the announcement or pendency of the merger on STAAR’s ability to retain and hire key personnel, STAAR’s ability to retain key customers, suppliers or distributors or its operating results and business generally, (viii) there may be liabilities related to the merger that are not known, probable or estimable at this time or unexpected costs, charges or expenses; (ix) the merger may result in the diversion of management’s time and attention to issues relating to the merger; (x) there may be significant transaction costs in connection with the merger; (xi) legal proceedings may be instituted against STAAR following the announcement of the merger, which may have an unfavorable outcome; and (xii) STAAR’s stock price may decline significantly if the merger is not consummated. In addition, a number of other important factors could cause actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements, including but not limited to those important factors discussed under the heading “Risk Factors” contained in Alcon’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024 and in STAAR’s Annual Report on Form 10-K for the fiscal year ended December 27, 2024, each as filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in such company’s other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investor Relations section of STAAR’s website at investors.staar.com and Alcon’s website at investor.alcon.com.

All forward-looking statements are expressly qualified in their entirety by such factors. Except as required by law, neither Alcon nor STAAR undertake any obligation to publicly update or review any forward-looking statement, whether because of new information, future developments or otherwise. These forward-looking statements should not be relied upon as representing Alcon’s or STAAR’s views as of any date subsequent to the date of this press release.

About Alcon

Alcon helps people see brilliantly. As the global leader in eye care with a heritage spanning over 75 years, we offer the broadest portfolio of products to enhance sight and improve people’s lives. Our Surgical and Vision Care products touch the lives of more than 260 million people in over 140 countries each year living with conditions like cataracts, glaucoma, retinal diseases and refractive errors. Our more than 25,000 associates are enhancing the quality of life through innovative products, partnerships with Eye Care Professionals and programs that advance access to quality eye care. Learn more at www.alcon.com.

About STAAR Surgical

STAAR Surgical (NASDAQ: STAA) is the global leader in implantable phakic intraocular lenses, a vision correction solution that reduces or eliminates the need for glasses or contact lenses. Since 1982, STAAR has been dedicated solely to ophthalmic surgery, and for 30 years, STAAR has been designing, developing, manufacturing, and marketing advanced Implantable Collamer® Lenses (ICLs), using its proprietary biocompatible Collamer material. STAAR ICL’s are clinically-proven to deliver safe long-term vision correction without removing corneal tissue or the eye’s natural crystalline lens. Its EVO ICL™ product line provides visual freedom through a quick, minimally invasive procedure. STAAR has sold more than 3 million ICLs in over 75 countries. Headquartered in Lake Forest, California, the company operates research, development, manufacturing, and packaging facilities in California and Switzerland. For more information about ICL, visit www.EVOICL.com. To learn more about STAAR, visit www.staar.com.

Important Safety Information for the EVO Family of ICLs

The EVO Visian ICL Lens is intended for the correction of moderate to high nearsightedness. EVO Visian ICL and EVO Visian TICL surgery is intended to safely and effectively correct nearsightedness between -3.0 D to -15.0 D, the reduction in nearsightedness up to -20.0 D and treatment of astigmatism from 1.0 D to 4.0 D. If patients have nearsightedness within these ranges, EVO Visian ICL surgery may improve distance vision without eyeglasses or contact lenses. Because the EVO Visian ICL corrects for distance vision, it does not eliminate the need for reading glasses, patients may require them at some point, even if they have never worn them before.

Implantation of the EVO Visian ICL is a surgical procedure, and as such, carries potentially serious risks. Patients should discuss the risks with their eye care professional. Complications, although rare, may include need for additional surgical procedures, inflammation, loss of cells from the back surface of the cornea, increase in eye pressure, and cataracts. For additional information with potential benefits, risks and complications please visit DiscoverICL.com.

Additional Information

This press release may be deemed solicitation material in respect of the proposed acquisition of STAAR. A special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed merger. STAAR expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed merger. Investors of STAAR are urged to read the definitive proxy statement and other relevant materials carefully and in their entirety when they become available because they will contain important information about the Company and the proposed merger. Investors may obtain a free copy of these materials (when they are available) and other documents filed by STAAR with the SEC at the SEC’s website at www.sec.gov and at STAAR’s website at investors.staar.com.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

Alcon, STAAR and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed merger. Information regarding Alcon’s directors and executive officers is contained in Alcon’s annual report on Form 20-F for its fiscal year ended December 31, 2024, which was filed with the SEC on February 25, 2025. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of STAAR’s stockholders in connection with the proposed merger will be set forth in STAAR’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed merger will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the proposed merger.

References

1.	Global Prevalence of Myopia and High Myopia and Temporal Trends from 2000 through 2050. Brien A Holden at al. Ophthalmology. 2016 May;123(5):1036-42.

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